EXHIBIT 24.1
           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into the Tax-Advantaged Savings Plan of Pogo Producing Company's previously filed Registration Statement File No. 2-60725.

                                   ARTHUR ANDERSEN & CO.
Houston, Texas
June 28, 1994